UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2007

Micromet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50440	522243564
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 752-1420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2007, Micromet, Inc. (the "Company") and Merck Serono International SA ("Merck Serono") executed a Second Amendment (the "Amendment") to their Collaboration and License Agreement dated December 3, 2004, as amended as of November 24, 2006 (as so amended, the "Collaboration Agreement"). The Amendment is made effective as of October 19, 2007. Under the Amendment, the parties have reallocated certain of their respective development responsibilities with respect to the product candidate adecatumumab (MT201). As part of the revised responsibilities, the Company will have all decision making authority and operational responsibility for the Phase 1b clinical trial currently being conducted to evaluate the combination of MT201 and docetaxel in patients with metastatic breast cancer, as well as an additional clinical trial to be conducted by the Company. Merck Serono will continue to bear the development expenses associated with the collaboration pursuant to the Collaboration Agreement in accordance with the agreed upon budget.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Micromet, Inc.

November 2, 2007	By:	/s/ Matthias Alder

Name: Matthias Alder
Title: Senior Vice President & General Counsel